EXHIBIT 99.1

OPTIO SOFTWARE REPORTS SECOND QUARTER FINANCIAL RESULTS

Second Quarter Results Continue Return To Profitability

ATLANTA – August 27, 2003 – Optio Software, Inc. (OTCBB: OPTO.OB), a leading provider of infrastructure software that enhances the form, content, distribution and availability of business critical information, today announced financial results for its second quarter ended July 31, 2003.

Second Quarter Results

Optio continued its return to profitability, reporting net income of $646,000, or $0.03 per share, compared to a loss of $1.2 million, including a $9,000 loss from discontinued operations, or a loss of $0.07 per share, for the same period last year.

Total revenues for the second quarter of 2004 were $6.7 million compared to $6.5 million for the first quarter of 2004 and $7.4 million for the second quarter last year. License revenues in the second quarter of 2004 were $2.5 million compared to $2.1 million for the first quarter of 2004 and $2.7 million for the prior year’s second quarter. Services and maintenance revenues in the second quarter of 2004 were $4.2 million compared to $4.4 million in the first quarter of 2004 and $4.6 million in the second quarter last year.

Operating expenses were $4.7 million, slightly above operating expenses of $4.6 million for the first quarter of 2004 and down 31% from $6.8 million in the second quarter of 2003.

Optio’s cash increased to $4.0 million as of July 31, 2003 from $3.8 million as of April 30, 2003. The company had no outstanding balance on its line of credit at July 31, 2003.

The company’s day’s sales outstanding (DSOs) improved to 54 days in the current quarter compared with 57 days in the prior quarter.

Six Months Year-to-Date Results

Total revenue for the six months ended July 31, 2003 was $13.2 million, compared with $14.2 million for the same period last year. Software license revenue for the six months ended July 31, 2003 was $4.6 million, compared to $5.4 million for the same period in the prior year, while services and maintenance revenue was $8.6 million in the first six months of fiscal year 2004, as compared to $8.8 in the first six months of fiscal year 2003.

For the six months ended July 31, 2003, total operating expenses compared to the same period last year were reduced 31%, from $13.5 million in the six months ended July 31, 2002 to $9.3 million in the six months ended July 31, 2003.

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Net income for the first six months of fiscal year 2004 was $839,000 or $0.04 per basic and diluted share, a significant improvement from a $3.5 million net loss, including a $43,000 loss from discontinued operations, for the six months ended July 31, 2002.

Highlights

Customer transactions and recent highlights:

•	Announced Optio’s participation in the J.D. Edwards Independent Software Vendor (ISV) Program. J.D. Edwards developed the ISV program in response to customer demands for better access to and integration with third party products. As a member, Optio will be able to take advantage of market expansion opportunities to more easily offer their products to existing J.D. Edwards customers worldwide. Optio Software has been a J.D. Edwards partner for more than twelve years and offers products that complement all J.D. Edwards solutions from WorldSoftware™ through J.D. Edwards ERP 9.

•	Announced that Optio e.ComIntegrate™ 7.7 had received interface certification from SAP for SAP® R/3® version 4.0 or later. SAP customers who take advantage of SAP-certified software to complement their existing investments in SAP solutions can benefit from faster implementation time and lower integration costs through the use of tested interfaces.

•	Announced that it was named to the MSI Top 100 for calendar year 2002. MSI is a top publication focused on the use of information technology to improve productivity in the manufacturing industry. The Top 100 ranking is based on the revenue derived from manufacturing software in the calendar year 2002 and ranks the leading software vendors involved in the ongoing automation of business and production processes.

•	Significant new customers include New Hanover Regional Medical Center, Medex, Inc. and ServiceMaster Consumer Services L.P.

“Our second quarter results, which include substantially higher profits, lower DSO’s, and higher gross margins than our first quarter, clearly indicate that our focus on operating efficiency is having the desired effect,” said C. Wayne Cape, Optio’s Chairman, President and CEO. “For the balance of this fiscal year, we will continue to focus on our strategic and operating goals, and improving our ability to meet the long-term needs of our customers.”

About Optio Software, Inc.

Optio Software, Inc. provides infrastructure software that improves the quality of an organization’s communications with customers, suppliers, partners and employees by capturing information from critical data sources and applications, customizing that information for the specific needs of those varied audiences, and delivering and

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exchanging that information over a global network of digital destinations and formats. Optio’s customers span the manufacturing, distribution, healthcare, financial service and public sector. Founded in 1981, Optio Software is headquartered in Atlanta, Georgia, with satellite offices in France, Germany and the United Kingdom. For more information, please visit: www.optiosoftware.com.

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, fluctuations in operating results because of acquisitions or dispositions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.3 to Optio’s most recent Quarterly Report on Form 10-Q. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q that Optio has filed.

Contact:

Caroline Bembry

Optio Software, Inc.

770-576-3500

cbembry@optiosoftware.com

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OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2003	2002	2003	2002
Revenue:
License fees	$2,513	$2,737	$4,583	$5,406
Services, maintenance, and other	4,196	4,649	8,641	8,775

	6,709	7,386	13,224	14,181

Cost of revenue:
License fees	108	130	226	258
Services, maintenance, and other	1,468	2,189	3,071	4,515

	1,576	2,319	3,297	4,773

	5,133	5,067	9,927	9,408

Operating expenses:
Sales and marketing	2,358	3,678	4,739	7,110
Research and development	1,027	1,132	1,991	2,375
General and administrative	1,168	1,776	2,291	3,568
Depreciation and amortization	142	235	321	472

	4,695	6,821	9,342	13,525

Income (loss) from operations	438	(1,754)	585	(4,117)

Other income (expense):
Interest income	42	62	91	123
Interest expense	(5)	(8)	(8)	(20)
Write-down of ec-Hub Investment	—	—	—	—
Other	19	(25)	25	35

	56	29	108	138

Income (loss) before income taxes	494	(1,725)	693	(3,979)
Income tax benefit	152	498	146	485

Income (loss) from continuing operations	646	(1,227)	839	(3,494)

Loss from discontinued operations	—	(9)	—	(43)

Net income (loss)	$646	$(1,236)	$839	$(3,537)

Net income (loss) per share – basic	$0.03	$(0.07)	$0.04	$(0.19)

Net income (loss) per share – diluted	$0.03	$(0.07)	$0.04	$(0.19)

Weighted average shares outstanding—basic	19,165,992	18,977,498	19,153,528	18,795,093

Weighted average shares outstanding—diluted	20,981,701	18,977,498	20,766,767	18,795,093

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OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31,	January 31,
	2003	2003
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities	$4,003	$3,902
Accounts receivable, net	4,072	4,112
Notes receivable from M2	231	101
Other current assets	496	1,605

Total current assets	8,802	9,720

Property and equipment, net	690	912
Notes receivable	3,441	3,571
Other assets	128	240

Total Assets	$13,061	$14,443

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,109	$1,656
Other accrued liabilities	2,172	3,657
Deferred revenue	5,825	5,849
Current portion of debt and capital lease obligations	74	118

Total current liabilities	9,180	11,280
Long-term portion of debt and capital lease obligations	133	167
Long-term accrued expenses	101	130
Deferred revenue	6	92

Shareholders’ equity	3,641	2,774

Total liabilities and shareholders’ equity	$13,061	$14,443